UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2005

SABRE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12175	75-2662240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive, Southlake, Texas		76092
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (682) 605-1000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  REGULATION FD DISCLOSURE

Webcast:

As previously announced on September 21, 2005, Sabre Holdings Corporation (“Sabre Holdings”) will hold a conference call and webcast on September 28, 2005, at 8:00 a.m. Central Daylight Time to discuss its progress in integrating its recent acquisition of lastminute.com.  During the webcast, other material information about Sabre Holdings may also be discussed, including the earnings guidance described in this report.  Interested persons may listen to the webcast and view the presentation slides at www.sabre-holdings.com/investor/.  In addition, a digital recording of the webcast and copies of the presentation slides will be available shortly after the webcast at the same website.  Sabre Holdings currently maintains archived webcast information on its website for twelve months, but reserves the right to remove the information from its website.

Earnings Update:

When Sabre Holdings announced the lastminute.com acquisition on May 12, 2005, the company said that it expected the acquisition to be neutral to its diluted earnings per share in 2005 on an adjusted basis, post integration costs, and dilutive on a GAAP basis.

Adverse events in London and Egypt disrupted the European peak travel months of July and August, however, which negatively impacted lastminute.com’s performance versus the company’s expectations.  Currency movements over the last few months have also negatively affected lastminute.com’s earnings when converted to United States dollars.  In addition, key aspects of the lastminute.com integration are progressing ahead of schedule, so the company has accelerated into 2005 some integration expenses that it previously expected to incur in 2006.

During its second quarter earnings call, Sabre Holdings included in its third quarter 2005 GAAP diluted earnings per share estimate an approximate $20 million negative impact due to a forward currency contract purchased in relation to funding the lastminute.com acquisition.  It is important to note that because of favorable currency changes since the earnings call, the actual effect of the forward contract on GAAP diluted earnings per share will be immaterial, which partially offsets the impacts described in the previous paragraph.

In light of current circumstances, the company now projects that the lastminute.com acquisition will be dilutive to Sabre Holdings’ total 2005 diluted earnings per share, in the range of ($0.04) to ($0.06) on an adjusted basis and ($0.16) to ($0.18) on a GAAP basis.  As a result, full year 2005 adjusted diluted earnings per share for Sabre Holdings, including the impact of lastminute.com, is now expected to be in the range of $1.45 to $1.50, versus the previous forecast of $1.50 to $1.55.  On a GAAP basis, full year 2005 diluted earnings per share is expected to be in the range of $1.27 to $1.32, versus the previous forecast of $1.32 to $1.37.

The company expects the lastminute.com acquisition to be accretive to Sabre Holdings’ third quarter 2005 diluted earnings per share, in the range of $0.06 to $0.07 on an adjusted basis and $0.01 to $0.02 on a GAAP basis.  This is primarily due to the seasonality in European travel revenue, which peaks in July and August.  Consistent with the company’s prior projections, lastminute.com is anticipated to be significantly dilutive to Sabre Holdings’ fourth quarter 2005 diluted earnings per share, in the range of ($0.10) to ($0.12) on an adjusted basis and ($0.17) to ($0.19) on a GAAP basis.

Sabre Holdings’ revised expectations for its third quarter 2005 diluted earnings per share, including lastminute.com, are in the range of $0.46 to $0.49 on an adjusted basis (versus the previous forecast of $0.39 to $0.43), and $0.38 to $0.41 on a GAAP basis (versus the previous forecast of $0.25 to $0.29).

Reconciliations of the GAAP and adjusted diluted earnings per share forecasts are attached as Exhibit 99.1 to this Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

Exhibit	Description

99.1	Explanation and Reconciliation of Non-GAAP Financial Measures

All of the information furnished in Items 7.01 and 9.01 of this report and the accompanying exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

CAUTIONARY NOTICE

Statements in this report which are not purely historical facts or which necessarily depend upon future events, including statements about projected earnings, or the anticipated effects on Sabre Holdings from the acquisition and integration of lastminute.com, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to Sabre Holdings on the date this report was issued.  Sabre Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to: the acquisition and integration of lastminute.com (such as determining the effectiveness of the design and operation of the disclosure controls and internal controls over financial reporting for lastminute.com), securing long-term financing for the lastminute.com acquisition, and competition within the European marketplace from established or emerging competitors.  Sabre Holdings may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Sabre Holdings’ most recent filing on Form 10-Q with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2005	SABRE HOLDINGS CORPORATION

	By:	/s/ JAMES F. BRASHEAR
James F. Brashear Corporate Secretary

EXHIBIT INDEX

EXHIBITS

Exhibit	Description

99.1	Explanation and Reconciliation of Non-GAAP Financial Measures